POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints
Dennis Powell, David Holland, Betsy Rafael and Evan Sloves, and each of them, his or her true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the
undersigned, in the undersigneds capacity as a representative of Cisco Systems, Inc.
(the Company), any and all Form ID, or Form
3, 4 or 5 reports required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder with respect to transactions in Cisco securities;

(2)	do and perform any and all acts for
and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, or Form 3, 4 or 5 report and timely file such report with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigneds responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 or 5 reports with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of June 2005.


Signature: /s/ Mark Chandler
Printed Name: Mark Chandler